                    SCHEDULE 14A INFORMATION
                         (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 14a-12
[ ] Confidential, For use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                 CENTRAL BANCORP, INC.
---------------------------------------------------------------
    (Name of Registrant as Specified in its Charter)


----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement
                    if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No Fee Required.
[ ]   Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:
________________________________________________________________

     5.     Total fee paid:
________________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

                          [CENTRAL BANCORP, INC. LETTERHEAD]



                      June 25, 1999


Dear Central Bancorp, Inc. Stockholder:

     Enclosed is the first Proxy Statement and Annual Report of Central Bancorp, Inc. In January 1999, Central Bancorp, Inc. became the holding company for Central Co-operative Bank. With the completion of the holding company reorganization, we believe we have positioned ourselves well, and invite you to review the enclosed materials.

     Thank you for your continued interest and support of Central Bancorp, Inc.


                       Sincerely,

                       /s/ John D. Doherty

                       John D. Doherty
                       President and Chief Executive Officer

                     June 25, 1999


Dear Fellow Stockholder:

    The First Annual Meeting of Stockholders (the "Meeting") of Central Bancorp, Inc. (the "Company") will be held at the Auditorium of BankBoston, 100 Federal Street, Boston,
Massachusetts, on Thursday, July 29, 1999 at 11:00 a.m.

    Accompanying this letter are a Notice of Annual Meeting, a Proxy Statement, a Proxy Card for voting your shares and a copy of the Company's Annual Report. You are encouraged to review these materials carefully. At the Meeting, you will be asked to elect three directors of the Company, and to approve a stock option plan for the Company. During the meeting, we will report on the operations of the Company. Directors and officers of the Company as well as a representative of KPMG LLP will be present to respond to any questions our stockholders may have.

    Your vote is very important, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING.
This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Meeting.

    Your continued interest and support of Central Bancorp, Inc. are sincerely appreciated.

                   Sincerely,

                   /s/ John D. Doherty

                   John D. Doherty
                   President and Chief Executive Officer

                 CENTRAL BANCORP, INC.
                  399 HIGHLAND AVENUE
            SOMERVILLE, MASSACHUSETTS 02144

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
             TO BE HELD ON JULY 29, 1999


    Notice is hereby given that the 1999 Annual Meeting of Stockholders (the "Meeting") of Central Bancorp, Inc. (the "Company") will be held at the Auditorium of BankBoston, 100 Federal Street, Boston, Massachusetts on Thursday, July 29, 1999 at 11:00 a.m.

    A Proxy Card and a Proxy Statement for the Meeting are enclosed herewith.

    The Meeting is for the purpose of considering and acting upon:

         1.   The election of three directors of the
              Company; and

         2.   Approval of Central Bancorp, Inc. 1999 Stock
              Option and Incentive Plan; and

         3. Such other matters as may properly come before the Meeting or any adjournments thereof.

    NOTE:     The Board of Directors is not aware of any other
business to come before the Meeting.

    Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the Company's Bylaws, stockholders of record at the close of business on June 1, 1999 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

    Whether or not you expect to be present at the Meeting, please sign and date the enclosed proxy and mail it promptly in the enclosed postage-paid envelope. If you do attend the Annual Meeting and wish to vote in person, you may do so even though you have signed an earlier proxy.

                        BY ORDER OF THE BOARD OF DIRECTORS

                        /s/ Gladys N. Partamian

                        GLADYS N. PARTAMIAN
                        SECRETARY AND CLERK

Somerville, Massachusetts
June 25, 1999

                      IMPORTANT:

    PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD WITHOUT DELAY. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                 CENTRAL BANCORP, INC.

                  399 HIGHLAND AVENUE
            SOMERVILLE, MASSACHUSETTS 02144
                    (617) 628-4000

            ANNUAL MEETING OF STOCKHOLDERS
                    JULY 29, 1999

________________________________________________________________
                        GENERAL
________________________________________________________________

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Central Bancorp, Inc. (the "Company"), the holding company for Central Co-operative Bank (the 'Bank") to be used at the 1999 Annual Meeting of Stockholders of the Company (hereinafter called the "Meeting") which will be held at the Auditorium of BankBoston, 100 Federal Street, Boston, Massachusetts, on Thursday, July 29, 1999 at 11:00 a.m. On January 8, 1999, the reorganization of the Bank into the holding company form of ownership was completed, and the Company became the sole stockholder of the Bank. The Bank's shares of Common Stock were previously registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Federal Deposit Insurance Corporation ("FDIC"). The Company's shares of Common Stock are now registered under the Exchange Act with the Securities and Exchange Commission ("SEC"). The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to stockholders on or about June 25, 1999.

________________________________________________________________
           VOTING AND REVOCATION OF PROXIES
________________________________________________________________

    Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address noted above, or the filing of a later proxy, prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. The presence of a stockholder at the Meeting will not automatically revoke such stockholder's proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH IN THIS PROXY STATEMENT AND IN FAVOR OF EACH OF THE OTHER PROPOSALS SET FORTH HEREIN FOR CONSIDERATION AT THE MEETING.

    The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Meeting. If any other business is presented at the Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

________________________________________________________________
    VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
________________________________________________________________

    Stockholders of record as of the close of business on June 1, 1999 (the "Record Date"), are entitled to one vote for each share then held. As of the Record Date, the Company had 1,957,000 shares of common stock, par value $1.00 per share (the "Common Stock"), issued and outstanding. The Company did not have any other class of equity security
                              1
outstanding on the record date. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.

    Persons and groups beneficially owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership pursuant to the Exchange Act. Based on such reports and other information which management believes to be correct, management knows of no persons, except as listed below, who owned more than 5% of the outstanding shares of Common Stock as of the Record Date.

    The following table sets forth, as of the Record Date, certain information as to those persons who were the beneficial owners of more than five percent (5%) of the Company's outstanding shares of Common Stock and as to the shares of Common Stock beneficially owned by all directors and executive officers of the Company as a group.

                                           AMOUNT AND      PERCENT OF
                                           NATURE OF       SHARES OF
NAME AND ADDRESS                           BENEFICIAL     COMMON STOCK
OF BENEFICIAL OWNER                        OWNERSHIP(1)   OUTSTANDING
-------------------                        ----------     ------------
Central Co-operative Bank (2)               167,203          8.54%
Employee Stock Ownership Plan
399 Highland Ave.
Somerville, Massachusetts  02144

Jeffrey L. Gendell (3)                      176,400          9.00%
Tontine Partners, L.P.
200 Park Avenue
New York, New York 10166

All Directors and Executive Officers        188,782          9.65%
  as a Group (11 persons) (4)

_____________
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Common Stock if he or she has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
 (2) Of the shares beneficially owned by the Central Co-operative Bank Employee Stock Ownership Plan ("ESOP"), 86,563 shares had been allocated to participating employees, over which shares Directors Boulos and Kenney as co-trustees of the ESOP (the "ESOP Trustees") had shared voting and sole investment power, and 80,640 shares had not been allocated, as to which shares the ESOP Trustees generally would vote in the same proportion as voting directions received from voting ESOP participants.
(3) Based on a statement dated November 23, 1998, Mr. Gendell is the managing member of a limited liability company which is the general partner of Tontine Partners, L.P.
(4) Includes 28,000 shares of Common Stock which could be purchased by officers pursuant to stock options which were exercisable within 60 days of the Record Date. Does not include 80,640 shares held by the ESOP, over which shares the ESOP Trustees had shared or sole voting and/or investment power.

________________________________________________________________
          PROPOSAL I -- ELECTION OF DIRECTORS
________________________________________________________________

    The Company's Board of Directors is currently composed of eight members. During fiscal 1999, Director Burton F. Faulkner, Jr. retired from the Board, and John G. Quinn was appointed as a new Director. The Company's Articles of Organization and Bylaws provide that Directors are to be elected for terms of three years, approximately one-third of whom are to be elected annually. Three directors will be elected at the Meeting, each to serve for a three year period or until their respective successors have been elected and qualified. The Nominating Committee has nominated to serve as Directors Marat E. Santini, John F. Gilgun, Jr. and John G. Quinn, each to serve for a three year term. All nominees are currently members of the Board. Directors will be elected by a plurality of all votes cast.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
"FOR" THE ELECTION OF MARAT E. SANTINI,  JOHN F. GILGUN, JR. AND
JOHN G. QUINN AS DIRECTORS OF THE COMPANY.

    It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees for a three year term. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend or the Board may also decide to reduce the number of Directors to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

    The following table sets forth for each nominee and for each director continuing in office, their name, age, the year he first became a director of the Bank, which is the Company's principal operating subsidiary, the year of expiration of their present term and the number of shares and percentage of the Company's Common Stock beneficially owned at the Record Date. For information regarding shares of Common Stock beneficially owned by all Directors and Executive Officers as a group, see "Voting Securities and Principal Holders Thereof." All persons were appointed as directors of the Company in 1998 in connection with the incorporation and organization of the Company. Each director of the Company is also a member of the Board of Directors of the Bank.

                                                            SHARES OF
                                   YEAR FIRST    PRESENT    COMMON STOCK
                     AGE AS OF      ELECTED        TERM     OWNED AT THE    PERCENT
NAME                RECORD DATE     DIRECTOR    TO EXPIRE  RECORD DATE(1)   OF CLASS
----               -------------  -----------   ---------  --------------   --------

                     BOARD NOMINEES FOR TERMS TO EXPIRE IN 2002

Marat E. Santini       74           1972         1999         2,300           .12%
John F. Gilgun, Jr.    75           1987         1999         1,075           .06
John G. Quinn          36            --          1999         1,200           .06

                            DIRECTORS CONTINUING IN OFFICE

Joseph R. Doherty      75           1958         2000        71,603          3.68
Terence D. Kenney      83           1975         2000         1,541 (2)       .08
Gregory W. Boulos      42           1998         2001         5,500 (2)       .28
John D. Doherty        41           1983         2001        89,564 (3)      4.58
George L. Doherty, Jr. 72           1991         2001           400           .02

____________
(1)  In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Common Stock if he or she has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date.
(2)  Did not include 80,640 shares held by the ESOP, over which shares the ESOP
     Trustees, Directors Boulos and Kenney, had shared or sole voting and/or investment power.
(3)  Includes 25,000 shares of Common Stock which would be acquired upon the exercise of stock options exercisable within 60 days.  Also included 8,564 shares of Common
     Stock allocated under the ESOP.

     Presented below is certain information concerning each of the nominees and Directors continuing in office. Unless otherwise stated, all nominees and Directors have held the positions listed for at least the last five years.

     MARAT E. SANTINI was the Office Manager of Santini Inc., a general contractor located in Arlington, Massachusetts, until January 31, 1990. He is now retired and acts as a consultant to Santini Inc.

     JOHN F. GILGUN, JR. is the sole owner of the John F.
Gilgun Agency, a real estate agency located in Woburn, Massachusetts.

     JOHN G. QUINN, has been the President of Quinn Printing
Co., Inc., since 1990, which is located in Boston, Massachusetts.

     JOSEPH R. DOHERTY served as President of the Bank from 1958 until April 1986. From April 1986 until March 31, 1992, Mr. Doherty served as Chairman of the Board of Directors and Chief Executive Officer, responsible for guiding the overall operations of the Bank. As of March 31, 1992, Mr. Doherty retired as Chief Executive Officer of the Bank, although he remains Chairman of the Board. Mr. Doherty is the father of Bank President and Chief Executive Officer, John D. Doherty.

     TERENCE D. KENNEY was from 1975 to September 1986, Senior
Vice President of the Bank. He presently serves as Chairman of the Board of Assessors of the City of Woburn, Massachusetts.

     GREGORY W. BOULOS was elected to the Board of Directors in January 1998. He is a partner in The Boulos Company of Portland, Maine, which is Maine's largest commercial real estate brokerage and development firm, specializing in the sale and leasing of commercial/industrial properties and the brokerage of investment properties.

     JOHN D. DOHERTY was elected President of the Bank in April 1986. As President, Mr. Doherty is responsible for the day-to-day operations of the Bank and reports on the Bank's operations directly to the Board of Directors. Commencing April 1, 1992, Mr. Doherty also became the Chief Executive Officer of the Bank. Mr. Doherty has been employed by the Bank in various capacities since 1981 and is the son of Chairman of the Board Joseph R. Doherty.

     GEORGE L. DOHERTY, JR. is the owner of the George L.
Doherty Funeral Service, Inc., located in West Somerville,
Massachusetts.  Mr. Doherty is not related to either Joseph R.
Doherty or John D. Doherty.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following sets forth the information, including the ages, as of the Record Date with respect to executive officers of the Company who do not serve on the Board of Directors. Executive officers are appointed annually by the Board of Directors.

     PAUL S. FEELEY, 52, joined the Bank in July 1997 as Senior Vice President and Treasurer/Chief Financial Officer. From 1993 to 1997, Mr. Feeley was Senior Vice President and Treasurer of
Bridgewater Credit Union.   Prior to 1993 Mr. Feeley was Senior
Vice President, Chief Financial Officer and Clerk of the Corporation at The Cooperative Bank of Concord, Acton, Massachusetts.

     DAVID W. KEARN, 57, joined the Bank in June 1993 as Senior Vice President - Retail Banking. From 1990 to 1993, Mr. Kearn was a Vice President of Loan Administration at Somerset Savings Bank, Somerville, Massachusetts. Mr. Kearn was Senior Vice President/Branch Administration at United States Trust Company from 1987 to 1990.

     WILLIAM P. MORRISSEY, 71, joined the Bank on November 1, 1992 as Senior Vice President of public affairs who represents the Bank in outside banking and business organizations. Prior to 1986, Mr. Morrissey served as Executive Vice President for Corporate Affairs at the Boston Five Cents Savings Bank, and as Deputy Commissioner of Banks for the Commonwealth of Massachusetts.

________________________________________________________________
      MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
________________________________________________________________


     The Board of Directors conducts its business through meetings of the Board and through its committees. During the year ended March 31, 1999 (and following its organization), the Board of Directors of the Company held one meeting, and the Board of Directors of the Bank met 12 times. No Director attended fewer than 75% of the total number of meetings of the Board of Directors and meetings of committees on which the director served during this period.

     A Nominating Committee consisting of Directors John D. Doherty, Terence D. Kenney and Gregory W. Boulos met once to nominate the nominees for Directors to be voted on at the Meeting. The Company's Articles of Organization provide the procedures for making nominations and states, among other things, that any stockholder nomination to the Board of Directors must be made in writing and delivered or mailed to the Secretary of the Company not less than 30, nor more than 60 days prior to the meeting of stockholders called for the election of directors.

     The Company's Finance Committee serves as an Audit Committee. This Committee meets monthly to review reports prepared by the Company's accounting staff as well as by its internal auditor. In addition, the Finance Committee selects the Company's independent accountants with whom it meets to review the Company's audit. The members of the Finance Committee are Directors Gregory W. Boulos (Chairman), Terence D. Kenney, John G. Quinn and George L. Doherty, Jr. This Committee met 12 times during the year ended March 31, 1999.

     The Company's Finance Committee (as listed above) also serves as a compensation committee and reviews various personnel issues such as wage and salary programs and incentive compensation. During the year ended March 31, 1999, the Finance
Committee met two times in its capacity as a compensation committee.

________________________________________________________________
                 DIRECTOR COMPENSATION
________________________________________________________________

     Directors of the Company are each paid a fee of $350 per Board meeting attended. The Chairman of the Finance Committee and the Security (or loan review) Committee each are paid a fee of $660 for each meeting of the respective committee which they attend in their capacities as chairman. Members of both the Finance and Security Committees each receive a fee of $350 per
meeting attended.   The Chairman of the Board and the President
do not receive any directors' or committee fees. Director Terence D. Kenney receives an additional $567 per month as a consulting fee for services rendered in connection with the Bank's Woburn branches.

________________________________________________________________
       EXECUTIVE COMPENSATION AND OTHER BENEFITS
________________________________________________________________

    Summary Compensation Table. The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and each other executive officer of the Company whose salary and bonus earned in 1999 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries (the "Named Executive Officers").

                                           ANNUAL COMPENSATION
                                     ----------------------------------
      NAME AND            FISCAL                         OTHER ANNUAL       ALL OTHER
PRINCIPAL POSITION         YEAR      SALARY    BONUS    COMPENSATION(1)   COMPENSATION(4)
------------------        ------     ------    -----    ---------------   ---------------

John D. Doherty           1999       $222,519  $45,000    $    --           $29,076
  President and Chief     1998        197,500   20,000         --            39,141
  Executive Officer       1997        180,000   50,000         --            16,107

Paul S. Feeley (3)        1999        102,600   10,000         --             2,513
  Senior Vice President/  1998             --       --         --                --
  Chief Financial officer 1997             --       --         --                --

David W. Kearn (2)        1999        108,000   20,000         --            21,135
  Senior Vice President/  1998         99,616   10,000         --            23,377
  Lending and Retail      1997             --       --         --                --
  Banking

William P. Morrissey (2)  1999         98,000   10,000         --            19,695
  Senior Vice President   1998         92,116   10,000         --            22,339
                          1997             --       --         --                --

___________
(1) Does not include perquisites which totaled less than ten percent of annual salary and bonus.
(2) The salary and bonus. of Messrs. Kearn and Morrissey did not exceed $100,000 for fiscal year 1997.
(3) Mr. Feeley was not employed by the Bank in fiscal 1997, and his salary and bonus did not exceed $100,000 for fiscal 1998.
(4) For fiscal 1999, consists of $4,846, $633, $3,569 and $3,168 contributions to defined contribution retirement plan, $2,419, $1,880, $1,909 and $1,856 life insurance premium payments and 1,283, 0, 921 and 863 shares, based on $17.00 per share (the reported last sale price of such shares on November 1, 1998), allocated under employee stock ownership plan, respectively, for each of Mr. Doherty, Mr. Feeley, Mr. Kearn and Mr. Morrissey, respectively.


     Option Exercises and Fiscal Year-End Values. The following table sets forth information regarding the values of options held by the named executive officers at the end of fiscal 1999. No options were granted during fiscal 1999, and the named executive officers did not exercise any options during fiscal 1999.

                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                           UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                         OPTIONS AT FISCAL YEAR END (1)  AT FISCAL YEAR END (1)(2)
                         ------------------------------  -------------------------
John D. Doherty                  25,000                       $  12,500
  President and Chief
  Executive Officer

Paul S. Feeley                       --                              --
  Senior Vice President/
  Chief Financial Officer

David W. Kearn                       --                              --
  Senior Vice President/Lending
  and Retail Banking

William P. Morrissey                 --                              --
  Senior Vice President

________
(1)  All options were exercisable.
(2) Value is based on difference between last sale price per share on March 31, 1999 ($16.75) and weighted average option exercise price per share of $16.25 for Mr. Doherty.

     Employment, Consulting and Severance Agreements. The Bank has entered into an employment agreement (the "Agreement") with John D. Doherty, President. The Agreement provides for a term of five years and an automatic annual extension of the term of employment for an additional one-year period beyond the then effective expiration date unless either the Bank or Mr. Doherty gives written notice that the Agreement will not be extended further. The current base annual salary of John D. Doherty is $222,519. The Agreement also provides for annual salary review by the Board of Directors, as well as inclusion of Mr. John D. Doherty in any discretionary bonus plans, customary fringe benefits, vacation and sick leave and disability payments of the Bank. Mr. John D. Doherty's Agreement is terminated upon death and is terminable by the Bank for "just cause" as defined in the Agreement. If the Bank terminates Mr. John D. Doherty without just cause, he is entitled to a continuation of his salary for the remaining term of the Agreement. Mr. John D. Doherty may terminate the Agreement upon 90 days notice to the Bank.

     The Agreement contains a provision stating that in the event of Mr. John D. Doherty's involuntary termination of employment in connection with, or within three years after, any change in control of the Bank or the Company, Mr. John D. Doherty will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that Mr. John D. Doherty receives on account of the change in control. The term "change in control" is defined as the acquisition, by any person or entity, of the ownership, holding or power to vote more than 25% of the Company's or the Bank's voting stock, the control of the election of a majority of the Company's or the Bank's directors, or the exercise of a controlling influence over the management or policies of the Company or the Bank. In addition, under the Agreement, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Agreement also provides for a similar lump sum payment to be made in the event of Mr. John D. Doherty's voluntary termination of employment within three years following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following a change in control, which have not been consented to in writing by Mr. John D. Doherty, including
(i) the requirement that he perform his principal executive functions more than 35 miles away from his primary office, (ii) a reduction in the his base compensation as in effect prior to the change in control, (iii) the failure of the Bank to provide Mr. John D. Doherty with compensation and benefits substantially similar to those provided to him at the time of the change in control under any employee benefit plans in which he becomes a participant, (iv) the assignment to Mr. John D. Doherty of material duties and responsibilities other than those normally associated with his position with the Bank, and (v) a material reduction in his authority and responsibility. In the event that a dispute arises between Mr. John D. Doherty and the Bank, as to the terms or interpretation of the Agreement, Mr. John D. Doherty will be reimbursed for all reasonable expenses arising from such dispute. Payments made under these "change in control" provisions are in lieu of any rights to which Mr. John
D. Doherty would be entitled in the event his employment was terminated without just cause. If the change in control provisions were triggered as of March 31, 1999, Mr. John D. Doherty would receive up to approximately $670,439.

     In connection with Joseph R. Doherty's retirement as Chief Executive Officer of the Bank effective March 31, 1992, the Bank and Joseph R. Doherty entered into a Consulting Agreement whereby the Bank retained Mr. Doherty as a consultant to the Bank and its Board of Directors and as Chairman of the Board. Pursuant to the Consulting Agreement, Mr. Doherty receives $100,000 annually in addition to use of an office and secretary, reimbursement for certain business related dues and expenses, group health and life insurance benefits for him and his dependents and use of an automobile. The Consulting Agreement currently provides for a term of one year and is subject to automatic annual extensions for additional one year periods, unless written notice from the Bank or Mr. Doherty directs otherwise. Mr. Doherty's Consulting Agreement may be terminated by the Board of Directors at any time for "just cause," as defined in the Consulting Agreement. In addition, the Board may terminate Mr. Doherty at any time for reasons other than "just cause," however, under such circumstances Mr. Doherty shall be entitled to the salary and benefits payable under the Consulting Agreement until its expiration. Mr. Doherty may terminate the Consulting Agreement upon giving the Board of Directors 60 days prior written notice.

     The Bank has entered into severance agreements (the "Agreements") with Paul S. Feeley, Senior Vice President/Chief Financial Officer, David W. Kearn, Senior Vice President / Lending & Retail Banking, and William P. Morrissey, Senior Vice President. The Agreements provide for a term of three years and an automatic annual extension of the term of employment for an additional one-year period beyond the then effective expiration date unless either the Bank or Mr. Feeley or Mr. Kearn or Morrissey gives written notice that the Agreement will not be extended further. The Agreements contain a provision stating that in the event of Mr. Feeley's, Mr. Kearn's or Morrissey's involuntary termination of employment in connection with, or within one year after, any change in control of the Company or the Bank, Mr. Feeley, Mr. Kearn or Morrissey will be paid within 10 days of such termination an amount equal to two times the employee's annual base salary at the rate just prior to the change in control, however, the amount received shall in no event exceed the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that Mr. Feeley, Mr. Kearn or Morrissey receives on account of the change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership, holding, or power to vote more than 25% of the Company's or the Bank's voting stock, the control of the election of a majority of the Company's or the Bank's directors, or the exercise of a controlling influence over the management or policies of the Company or the Bank. In addition, under the Agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Agreements also provide for a similar lump sum payment to be made in the event of Mr. Feeley's, Mr. Kearn's or Morrissey's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following a change in control, which have not been consented to in writing by Mr. Feeley, Mr. Kearn or Morrissey, including (i) the requirement that he perform his principal executive functions more than 35 miles away from his primary office, (ii) a reduction in the his base compensation as in effect prior to the change in control, (iii) the failure of the Company or the Bank to provide him with compensation and benefits substantially similar to those provided to him at the time of the change in control under any employee benefit plans in which he becomes a participant, (iv) the assignment to him of material duties and responsibilities other than those normally associated with his position with the Bank, and (v) a material reduction in his authority and responsibility. In the event that a dispute arises between Mr. Feeley or Mr. Kearn or Morrissey and the Bank, as to the terms or interpretation of the Agreements, he will be reimbursed for all reasonable expenses arising from such dispute. If the change in control provisions were triggered as of March 31, 1999, Messrs. Feeley, Kearn and Morrissey would receive up to approximately $205,200, $216,000 and $196,000, respectively.

     Pension Plan. The following table illustrates the maximum estimated annual benefits payable upon retirement pursuant to the Bank's defined benefit pension plan based upon the pension plan formula for specified final average earnings and specified years of service.

Final                               Years of Service
Average        ----------------------------------------------------
Earnings       10        15       20        25        30         35
--------       --        --       --        --        --         --
$ 25,000     $ 2,500   $ 3,750  $ 5,000   $ 6,250   $ 7,500   $ 8,750
  50,000       5,847     6,271    9,194    12,118    16,041    17,966
 100,000      13,347    20,021   26,694    33,368    40,041    46,715
 150,000      20,847    31,271   41,694    52,118    62,541    72,965
 175,000      22,347    33,521   44,694    55,868    67,041    78,215
 200,000      22,347    33,521   44,694    55,868    67,041    78,215
 250,000      22,347    33,521   44,694    55,868    67,041    78,215
 300,000      22,347    33,521   44,694    55,868    67,041    78,215

     Benefits are hypothetical amounts only. Currently, the maximum annual benefit payable under the pension plan is $130,000. Final average earnings in excess of $228,973 are not covered under the pension plan for pre-1994 accruals, and final average earnings in excess of $160,000 are not covered under the pension plan for post-1993 accruals. "Final average earnings," which is based upon a participant's highest three consecutive years of compensation, consists of compensation that would appear under the "Salary" and "Bonus" columns of the Summary Compensation Table above. Benefits under the pension plan become 100% vested over a six-year period, with 20% of such benefits vesting upon the completion of each of the second through sixth years of credited service under the pension plan. As of March 31, 1999, Messrs. John D. Doherty, Paul S. Feeley, David W. Kearn and William P. Morrissey had approximately 18, six and seven years, respectively, of credited service under the pension plan. Benefits set forth in the preceding table are computed as a single life annuity and are not subject to any deduction for Social Security or other offset amounts.

________________________________________________________________
                 CERTAIN TRANSACTIONS
________________________________________________________________

     The Bank engages in transactions with affiliates of the Bank on the same terms and other conditions as those offered to unaffiliated parties. Loans by the Bank made to Directors, officers and employees are made in the ordinary course of business, on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features. Massachusetts law provides that co-operative banks are limited in the amount of money they may lend an officer of the Bank. These limits are $275,000 for a mortgage on a primary residence, $75,000 loans for educational purposes and $20,000 for all other types of loans in total.
This restriction does not apply to non-officer employees of the Bank or to its outside Directors. Any loans existing prior to the implementation of this restriction are grandfathered. The same loans available to the public are available to Directors, officers and employees.

________________________________________________________________
    COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
________________________________________________________________

     General. The function of administering the Company's executive compensation policies is currently performed by the Finance Committee of the Board of Directors, which is composed entirely of outside directors. The Committee is responsible for developing and making recommendations to the Board concerning compensation paid to the Chief Executive Officer and each of the other executive officers and for overseeing all aspects of the Company's executive compensation program, including employee and executive benefit plans. Because the Company does not have any executive officers who are not also executive officers of the Bank, this discussion refers to the executive officers of the Bank, rather than the Company.

     Compensation Committee Report on Executive Compensation.
In 1992, the Bank formalized the process by which Management is hired, evaluated and compensated. At that time, the Bank engaged the services of New England Business Advisors, Inc. ("NEBA"), and KPMG LLP ("KPMG"), each acting under the direction of the Bank's Finance Committee (which is composed of outside directors) to assist the Bank in developing a "Management Plan". This Plan included (i) an assessment of the qualifications of senior management; (ii) a review of the compensation of senior management based on their qualifications, experience and responsibilities; and (iii) certain suggestions regarding organizational aspects of the Bank's senior management. NEBA prepared the Management Plan and KPMG conducted the analysis relating to senior management compensation and provided that information to the Finance Committee. Acting at that time, the Finance Committee determined that the compensation of each of the Bank's senior officers was appropriate for his or her qualifications, experience and responsibilities at the Bank.
The Bank's Management Plan includes job descriptions for each officer position, the Senior Officer Compensation Statement of Policy and a process for the review of senior officer compensation. These plans and policies form the basis by which senior officer salaries (including the salary of the Chief Executive Officer) are evaluated on an annual basis.

     The management assessment process calls for the Finance Committee to evaluate the Chief Executive Officer and the other executive officers to determine their ability to: (i) operate the Bank in a safe and sound manner; (ii) comply with applicable laws and regulations; and (iii) maintain and improve all aspects of the Bank, including asset quality, capital adequacy, earnings, management effectiveness and liquidity.

     The officers are assessed on the following criteria, through personal interviews and reviews of their position descriptions and personnel records: (i) position responsibilities; (ii) experience and expertise; (iii) education; (iv) performance record; (v) technical capability;
(vi) management capability; (vii) implementation capability;
(viii) strategic capability; (ix) compliance capability; and (x) current problems/issues in areas of responsibilities.

     Subsequent to the completion of the Management Plan, and using the information included in the Plan, NEBA has worked with the Bank to develop a comprehensive job and salary administration program, including position descriptions, position evaluation (grading) and a salary structure, and NEBA have worked with the Bank to develop the salary structure, with recommended salary ranges for each grade, using three different independent sources providing compensation information for comparable companies. As noted, the recommended compensation ranges are based on job content, as compared to comparable positions in the market, as well as the Bank's overall compensation philosophy.

     The Bank performs a comprehensive compensation analysis at least every two years. In 1998, for compensation determinations for fiscal 1999, the Finance Committee reviewed and updated the Bank's salary structure, by: (i) examining competitive pay practices for comparable positions with a focus on location of the Bank (Massachusetts) and asset size using the following sources: (a) KPMG Peat Marwick 1998 Northeast Banking Industry Compensation Survey, (b) America's Community Bankers 1998 Compensation Survey for Savings Institutions, (c) Savings and Community Bankers of America 1998 Compensation Survey for Savings Institutions, (d) Community Bank League of New England 1998 Salary Survey, (e) NEBA's private files, (f) W.M. Sheehan & Company, Inc. 1998 Banking Compensation Report, and (g) compensation practices at Central Cooperative Bank; (ii) updating the composite survey data collected to more closely approximate recent salary levels, and base position matches on job content and scope;

and (iii) developing the Bank's salary structure to reflect external pay practices as well as internal position relationships and compensation practices.

     The recommended salary ranges for fiscal 1999 were based on the analysis of the following data: (i) a review of the salaries being paid to Bank employees and an analysis of where salaries fell within the existing ranges; and (ii) a review of comparable salaries paid by Northeast commercial banks and thrifts in the asset range of $250 million to $500 million.

     Using all this information and evaluating all factors, without giving any additional weight to any one factor, the Finance Committee annually establishes the salaries of senior officers (including the Chief Executive Officer's salary) in the following manner, based upon the individual's performance of specific position duties, and within the guidelines for the salary range of the positions: (i) it begins with a recommendation from the Bank's Chairman of the Board as to the compensation of the Chief Executive Officer, and with a recommendation from the President and Chief Executive Officer as to the compensation of other officers; (ii) evaluates the performance of the Bank's officers; and (iii) adjusts the respective officer's salary accordingly based on the ratings and the factors noted above, and the merit increase guidelines in place for the Bank for that particular year.

           MEMBERS OF THE FINANCE COMMITTEE
     (WHICH SERVES AS THE COMPENSATION COMMITTEE)

                    GREGORY W. BOULOS
                    GEORGE L. DOHERTY, JR.
                    TERENCE D. KENNEY
                    JOHN G. QUINN

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company and Bank had no "interlocking" relationships existing on or after January 1, 1996 in which (i) any executive officer of the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Finance Committee of the Bank, (ii) any executive officer of the Bank served as a director of another entity, one of whose executive officers served on the Finance Committee of the Bank, or (iii) any executive officer of the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Bank's Board of Directors.

    No member of the Board of Directors of the Company or the Bank was (a) an officer or employee of the Company or the Bank or any of its subsidiaries during the fiscal year ended March 31, 1999, (b) a former officer of the Company or the Bank or any of its subsidiaries, or (c) an insider (i.e., director, officer, director or officer nominee, greater than 5% stockholder, or immediate family member of the foregoing) of the Company or the Bank and directly or indirectly engaged in transactions with the Bank or any subsidiary involving more than the $60,000 during the fiscal year ended March 31, 1999.

________________________________________________________________
     PROPOSAL II -- APPROVAL OF THE CENTRAL BANCORP, INC.
            1999 STOCK OPTION AND INCENTIVE PLAN
________________________________________________________________

GENERAL

    The Board of Directors of the Company is seeking stockholder approval of the Central Bancorp, Inc. 1999 Stock Option and Incentive Plan (the "Option Plan"). The Option Plan is attached hereto as Exhibit A and should be consulted for additional information. All statements made herein regarding the Option Plan, which are only intended to summarize the Option Plan, are qualified in their entirety by reference to the Option Plan.

PURPOSE OF THE OPTION PLAN

    The purpose of the Option Plan is to advance the interests of the Company by providing selected employees of the Company and its affiliates, including the Bank, with the opportunity to acquire shares of Common Stock. By encouraging such stock ownership, the Company seeks to attract, retain, and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to employees of the Company and its affiliates to promote the success of the business of the Company.

DESCRIPTION OF THE OPTION PLAN

    Effective Date. The Option Plan was formally adopted by the Board of Directors on April 8, 1999, and the Option Plan's effectiveness will be contingent on its approval by the Company's stockholders, on which date, if approved by stockholders, the Option Plan will become effective (the
"Effective Date").

    Administration. The Option Plan will be administered by a committee (the "Committee"), appointed by the Board of Directors, consisting of at least two directors of the Company who are "non-employee directors" within the meaning of the federal securities laws. The Committee will have discretionary authority to select participants and grant stock options ("Options"), to determine the form and content of any Options granted under the Option Plan, to interpret the Option Plan, to prescribe, amend and rescind rules and regulations relating to the Option Plan and to make other decisions necessary or advisable in connection with administering the Option Plan. All decisions, determinations and interpretations of the Committee will be final and conclusive on all persons affected thereby. Members of the Committee will be indemnified to the full extent permissible under the Company's governing instruments in connection with any claims or other actions relating to any action taken under the Option Plan. It is expected that the Committee will initially consist of Directors Boulos, Kenney and Quinn.

    Eligible Persons. Under the Option Plan, the Committee will have discretionary authority to grant Options to such employees as the Committee shall designate. No grants or awards under the Option Plan had been made, as of the date of the Meeting. As of the Record Date, the Company and its subsidiaries had 80 employees who were eligible to participate in the Option Plan.

    Shares Available for Grants. The Option Plan reserves 97,500 shares of Common Stock for issuance upon the exercise of Options, subject to adjustment for stock repurchases, stock splits and stock dividends and certain other events, so that such amount shall represent 4.99% of the Company's outstanding shares of Common Stock on the Effective Date. Such shares may be (i) authorized but unissued shares, (ii) shares held in treasury, or (iii) shares held in a grantor trust created by the Company or the Bank. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the Committee will adjust the number and kind of shares subject to outstanding Options, the number and kind of shares reserved for issuance under the Option Plan and the exercise prices of such Options. If Options expire, become unexercisable or are forfeited for any reason without having been exercised, the shares of Common Stock subject to such Options shall, unless the Option Plan shall have been terminated, be available for the grant of additional Options under the Option Plan.

    Options; Exercise Price. Options may be either incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code, or options that are not ISOs ("Non-ISOs"). The exercise price as to any Option may not be less than the fair market value (determined under the Option Plan) of the optioned shares on the date of grant. In the case of a participant who owns more than 10% of the outstanding Common Stock on the date of grant, such exercise price may not be less than 110% of fair market value of the shares. As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the Common Stock with respect to which ISOs are exercisable by an optionee for the first time during any calendar year (under all plans of the Company and of any subsidiary) exceeds $100,000, the Options granted in excess of $100,000 will be treated as Non-ISOs, and not as ISOs.

    Exercise of Options. The exercise of Options will be subject to such terms and conditions as are established by the Committee in a written agreement between the Committee and the optionee. The Committee may impose a vesting requirement or vesting schedule in an agreement granting an Option, or may choose not to do so; provided that no vesting shall occur prior to stockholder approval of the Option Plan, and further provided that no vesting shall occur on a particular date in the event of the termination or interruption of the optionee's continuous service as an employee of the Company or an affiliate prior thereto. In the absence of Committee action to the contrary, an otherwise unexpired Option shall cease to be exercisable upon
(i) on the date of an optionee's termination of employment for "just cause" (as defined in the Option Plan), (ii) the date that is three months after an optionee terminates service for a reason other than just cause or death, or (iii) the date that is two years after an optionee's death or one year after an optionee's disability, but in no event later than the date on which such options would otherwise expire.

    An optionee may exercise Options, subject to provisions relative to their termination and limitations on their exercise, only by (i) written notice of intent to exercise the Option with respect to a specified number of shares of Common Stock, and
(ii) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the exercise price for the number of shares with respect to which the Option is then being exercised. Common Stock utilized in full or partial payment of the exercise price for Options shall be valued at its market value at the date of exercise.

    Conditions on Issuance of Shares. The Committee will have the discretionary authority to impose, in agreements, such restrictions on shares of Common Stock issued pursuant to the Option Plan as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions. In addition, the Committee may not issue shares unless the issuance complies with applicable securities laws, and to that end may require that a participant make certain representations or warranties.

    Change in Control. The Option Plan provides that upon the earlier of a "Change in Control," all Options shall become fully exercisable, notwithstanding any other provision of the Option Plan or any agreement with an optionee. For purposes of the Option Plan, Change in Control means any one of the following events: (1) the acquisition of ownership, holding or power to vote more than 25% of the Bank's or the Company's voting stock,
(2) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors, (3) the exercise of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Exchange Act), (except in the case of (1), (2), and (3) hereof, ownership or control of the Bank by the Company itself shall not constitute a "Change in Control"), or (4) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Company or the Bank (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this subparagraph only, the term "person" refers to an individual (other than the employee), or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding. With respect to Options at the time of a Change in Control, the optionee shall, at the discretion of the Committee, be entitled to receive a cash amount equal to the difference between the fair market value of the shares of Common Stock subject to such Options and the exercise price of such Options, in exchange for the cancellation of the Options.

    Although these provisions are included in the Option Plan primarily for the protection of an employee-optionee in the event of a Change in Control of the Company, they may be regarded as having a takeover defensive effect, which may reduce the Company's vulnerability to hostile takeover attempts and certain other transactions which have not been negotiated with and approved by the Board of Directors.

    Nontransferability. Options may not otherwise be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Optionees granted Non-ISOs may transfer such Non-ISOs to family members or trusts under specified circumstances. In addition, Common Stock that is purchased upon the exercise of an Option may not be sold within the six-month period following the grant date of that Option, except in the event of the optionee's death or disability, or such other event as the Board of Directors may specifically deem appropriate.

    Effect of Dissolution and Related Transactions. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Options, together with the exercise prices thereof, will be equitably adjusted for any change or exchange of shares for a different number or kind of shares or other securities which results from the Transaction. However, any such adjustment will be made in such a manner as to not constitute a modification, within the meaning of Section 424(h) of the Internal Revenue Code, of outstanding ISOs.

    Duration of the Option Plan and Grants. The Option Plan has a term of 10 years from the Effective Date, after which date no Options may be granted. The maximum term for an Option is 10 years from the date of grant, except that the maximum term of an ISO may not exceed five years if the optionee owns more than 10% of the Common Stock on the date of grant. The expiration of the Option Plan, or its termination by the Committee, will not affect any Option then outstanding.

    Amendment and Termination of the Option Plan. The Board of Directors of the Company may from time to time amend the terms of the Option Plan and, with respect to any shares at the time not subject to Options, suspend or terminate the Option Plan. No amendment, suspension, or termination of the Option Plan will, without the consent of any affected optionee, alter or impair any rights or obligations under any Option previously granted.

    Financial Effects of Options. The Company will receive no monetary consideration for the granting of Options under the Option Plan. It will receive no monetary consideration other than the exercise price for shares of Common Stock issued to optionees upon the exercise of their Options. Under applicable accounting standards, recognition of compensation expense is not required when Options are granted at an exercise price equal to or exceeding the fair market value of the Common Stock on the date the Option is granted, but disclosure may be required in financial statement footnotes regarding pro forma effects on earnings and earnings per share of recognizing as a compensation expense an estimate of the fair value of such stock-based awards.

FEDERAL INCOME TAX CONSEQUENCES

    ISOs. An optionee recognizes no taxable income upon the grant of ISOs. If the optionee holds the shares purchased upon exercise of an ISO for at least two years from the date the ISO is granted, and for at least one year from the date the ISO is exercised, any gain realized on the sale of the shares received upon exercise of the ISO is taxed as long-term capital gain. However, the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the ISO will be treated by the optionee as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If an optionee disposes of the shares before the expiration of either of the two special holding periods noted above, the disposition is a "disqualifying disposition." In this event, the optionee will be required, at the time of the disposition of the Common Stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the Common Stock at the date of exercise as ordinary income and the excess, if any, as capital gain.

    The Company will not be entitled to any deduction for federal income tax purposes as the result of the grant or exercise of an ISO, regardless of whether or not the exercise of the ISO results in liability to the optionee for alternative minimum tax. However, if an optionee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to deduct an equivalent amount.

    Non-ISOs. In the case of a Non-ISO, an optionee will recognize ordinary income upon the exercise of the Non-ISO in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price (or, if the optionee is subject to certain restrictions imposed by the federal securities laws, upon the lapse of those restrictions unless the optionee makes a special tax election within 30 days after the date of exercise to have the general rule apply).
Upon a subsequent disposition of such shares, any amount received by the optionee in excess of the fair market value of the shares as of the exercise will be taxed as capital gain.
The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the optionee in connection with the exercise of a Non-ISO.

PROPOSED STOCK OPTION GRANTS

    As of the Record Date for the Meeting, and the date of the Meeting, no decision had been made relating to Options expected to be granted to employees under the Option Plan. The exercise price for Options granted are currently expected to be the fair market value of the Common Stock on the date of grant.

RECOMMENDATION AND VOTE REQUIRED

    The Board of Directors has determined that the Option Plan is desirable, cost effective, and produces incentives which will benefit the Company and its stockholders. The Board of Directors is seeking stockholder approval of the Option Plan in order to satisfy the requirements of the Internal Revenue Code for favorable tax treatment of ISOs and to satisfy the requirements of the National Association of Securities Dealers for securities listed on the Nasdaq National Market.

    Stockholder approval of the Option Plan requires the affirmative vote of the holders of a majority of the votes cast at the Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
APPROVAL OF THE OPTION PLAN.

________________________________________________________________
             STOCK PRICE PERFORMANCE GRAPH
________________________________________________________________

    The graph and table which follow show the cumulative total return on the Common Stock of the Bank and the Company from March 31, 1994 through March 31, 1999 compared with the cumulative total return of (i) an index of Nasdaq commercial banks and (ii) the S&P 500 Index (the "S&P 500"). Cumulative total return on the stock or the index equals the total increase in value since March 31, 1994, assuming reinvestment of all dividends paid on the stock or the index, respectively. The graph and table were prepared assuming that $100 was invested at the closing price on March 31, 1994 in the Common Stock of the Bank and in each index. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index. Up to January 8, 1999, information is for the Common Stock of Central Co-operative Bank. After January 8, 1999, information is for the Common Stock of Central Bancorp, Inc.


    [Line graph appears here depicting the cumulative total stockholder return of $100 invested in the Common Stock as compared to $100 invested in the S&P 500 and the NASDAQ Bank Index. Line graph begins at March 31, 1994 and plots the cumulative total return at March 31, 1995, March 29, 1996, and March 31, 1997, 1998 and 1999. Plot points are provided below.]

                       3/31/94  3/31/95  3/29/96  3/31/97  3/31/98  3/31/99
                       -------  -------  -------  -------  -------  -------
Central Co-operative
  Bank                 100.00    75.96    125.00   123.65    244.21  133.37
S&P 500                100.00   112.32    144.81   189.85    247.16  288.57
NASDAQ Bank Index      100.00   110.42    156.19   213.30    351.15  316.24

________________________________________________________________
    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________

    Under the Exchange Act, the Company's officers and directors and all persons who own more than ten percent of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations from such persons that no annual report of changes in beneficial ownership were required, the Company believes during fiscal year March 31, 1999 and prior fiscal years all Reporting Persons have complied with these reporting requirements.

________________________________________________________________
                 INDEPENDENT AUDITORS
________________________________________________________________

    The Board of Directors has heretofore renewed the Company's arrangements with KPMG LLP, independent public accountants, to be its auditors for the 2000 fiscal year. A representative of KPMG LLP will be present at the Meeting to respond to questions from stockholders and will have the opportunity to make a statement if he or she so desires.

________________________________________________________________
                     OTHER MATTERS
________________________________________________________________

    The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies. The cost of the proxy solicitation will be borne by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone at their regular salary or hourly compensation.

________________________________________________________________
                 FINANCIAL STATEMENTS
________________________________________________________________

    The Company's 1999 Annual Report to Stockholders, including financial statements prepared in conformity with generally accepted accounting principles, has been mailed to all stockholders of record as of the close of business on June 1, 1999. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as part of the proxy solicitation materials nor as having been incorporated herein by reference.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE
FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO
GLADYS N. PARTAMIAN, SECRETARY, CENTRAL BANCORP, INC., 399
HIGHLAND AVENUE, SOMERVILLE, MASSACHUSETTS 02144.

________________________________________________________________
                 STOCKHOLDER PROPOSALS
________________________________________________________________

    In order to be eligible for inclusion in the proxy materials of the Company for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 399 Highland Avenue, Somerville, Massachusetts no later than February 25, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

    Stockholder proposals to be considered at such Annual Meeting, other than those submitted pursuant to the Exchange Act, must be stated in writing, delivered or mailed to the Secretary and Clerk of the Company at the above address, not less than 30 days nor more than 60 days prior to the date of any such Annual Meeting.


                        BY ORDER OF THE BOARD OF DIRECTORS


                        GLADYS N. PARTAMIAN
                        SECRETARY AND CLERK

Somerville, Massachusetts
June 25, 1999

                                                       EXHIBIT A

                 CENTRAL BANCORP, INC.
         1999 STOCK OPTION AND INCENTIVE PLAN


     1.  PURPOSE OF THE PLAN.

     The purpose of this Plan is to advance the interests of the Company through providing select Employees of the Bank, the Company, and their Affiliates with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to Employees of the Company or any Affiliate to promote the success of the business.

     2.  DEFINITIONS.

     As used herein, the following definitions shall apply.

     (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

     (c) "Awards" shall mean Options, unless the context clearly indicates a different meaning.

     (d)  "Bank" shall mean Central Co-operative Bank.

     (e) "Board" shall mean the Board of Directors of the Company.

     (f)  "Change in Control" shall mean (1) acquisition of
the ownership, holding or power to vote more than 25% of the voting stock of the Bank or the Company, (2) acquisition of the control of the election of a majority of the Bank's or the Company's directors, (3) the exercise of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Bank or the Company (the "Company Board") (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a
Continuing Director.   The term "person" means an individual
other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietor-ship, unincorporated organization or any other form of entity not specifically listed herein.

     (g) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (h) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with Paragraph 5(a) hereof.

     (i) "Common Stock" shall mean the common stock of the Company.

     (j)  "Company" shall mean Central Bancorp, Inc.

     (k) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company, or in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor.

     (l)  "Director" shall mean any member of the Board.

     (m) "Disability" shall mean a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

     (n) "Effective Date" shall mean the date specified in Paragraph 13 hereof.

     (o) "Employee" shall mean any person employed by the Company, the Bank, or an Affiliate.

     (p)  "Exercise Price" shall mean the price per Optioned
Share at which an Option may be exercised.

     (q) "ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

     (r) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

     (s) "Non-Employee Director" shall have the meaning provided in Rule 16b-3.

     (t) "Non-ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.

     (u)  "Option" means an ISO and/or a Non-ISO.

     (v) "Optioned Shares" shall mean Shares subject to an Award granted pursuant to this Plan.

     (w) "Participant" shall mean any person who receives an Award pursuant to the Plan.

     (x)  "Plan" shall mean this Central Bancorp, Inc. 1999
Stock Option and Incentive Plan.

     (y)  "Rule 16b-3" shall mean Rule 16b-3 of the General
Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     (z)  "Share" shall mean one share of Common Stock.

     3.  TERM OF THE PLAN AND AWARDS.

     (a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 15 hereof. No Award shall be granted under the Plan after ten years from the Effective Date.

     (b) Term of Awards. The term of each Award granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

     4.  SHARES SUBJECT TO THE PLAN.

     Except as otherwise required under Paragraph 12, the aggregate number of Shares deliverable pursuant to Awards shall not exceed a number of shares equal to 4.99% (rounded down to the next whole Share) of the number of shares outstanding on the date the Plan is approved by stockholders in accordance with Paragraph 13. Such Shares may either be authorized but unissued Shares, Shares held in treasury, or Shares held in a grantor trust created by the Bank or the Company. If any Awards should expire, become unexercisable, or be forfeited for any reason without having been exercised, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

     5.  ADMINISTRATION OF THE PLAN.

     (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than two (2) members of the Board who are Non-Employee Directors. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by those members of the Board who are Non-Employee Directors.

     (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan,
(iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

     (c)  Agreement.  Each Award shall be evidenced by a
written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such
Agreement.   The terms of each such Agreement shall be in
accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, and (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award.

     The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

     (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

     6.  GRANT OF OPTIONS.

     (a) General Rule. The Committee shall have the discretion to make Awards to Employees. In selecting those Employees to whom Awards will be granted and the number of shares covered by such Awards, the Committee shall consider the position, duties and responsibilities of the eligible Employees, the value of their services to the Company and its Affiliates, and any other factors the Committee may deem relevant.

     (b) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Affiliate of the Company) shall not exceed $100,000. Notwithstanding the foregoing, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

     7.  EXERCISE PRICE FOR OPTIONS.

     (a) Limits on Committee Discretion. The Exercise Price as to any particular Option shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Company's outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

     (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

     8.  EXERCISE OF OPTIONS.

     (a) Generally. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Option granted to an Optionee. An Option may not be exercised for a fractional Share.

     (b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at its executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise, and may consist of Shares subject to the Option being exercised.

     (c) Period of Exercisability. Except to the extent otherwise provided in the terms of an Agreement, an Option may be exercised by a Participant only while he is an Employee and has maintained Continuous Service from the date of the grant of the Option, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee's Continuous Service terminates by reason of --

          (1) "Just Cause" which for purposes hereof shall have the definition set forth in any unexpired employment or severance agreement between the Employee and the Bank and/or the Company (and, in the absence of any such definition, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Employee's rights to exercise such Option shall expire on the date of such termination;

          (2) death, then to the extent that the Employee would have been entitled to exercise the Option immediately prior to his death, such Option of the deceased Employee may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution;

          (3)  Disability, then to the extent that the
     Employee would have been entitled to exercise the Option immediately prior to his or her Disability, such Option may be exercised within one year from the date of termination of employment due to Disability, but not later than the date on which the Option would otherwise expire.

     (d)  Effect of the Committee's Decisions.  The
Committee's determination whether a Participant's Continuous
Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

     9.   CHANGE IN CONTROL

     Notwithstanding the provisions of any Award which provides for its exercise or vesting in installments, upon a Change in Control, all Options shall be immediately exercisable and fully vested. With respect to Options, at the time of a Change in Control, the Participant shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the Market Value of the Common Stock subject to such Option over the Exercise Price of such Shares, in exchange for the cancellation of such Options by the Participant.

     10.  EFFECT OF CHANGES IN COMMON STOCK SUBJECT TO THE
PLAN.

     (a) Recapitalizations; Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards, and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

     (b) Transactions in which the Company is Not the Surviving Entity. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Awards, together with the Exercise Prices thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction.

     (c) Special Rule for ISOs. Any adjustment made pursuant to subparagraphs (a) or (b)(1) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

     (d) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

     (e) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

     11.  NON-TRANSFERABILITY OF AWARDS.

     Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding any other provision of this Plan to the contrary, to the extent permissible under Rule 16b-3, a Participant who is granted Non-ISOs pursuant to this Plan may transfer such Non-ISOs to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust, provided that Non-ISOs so transferred may not again be transferred other than to the Participant originally receiving the grant of Non-ISOs or to an individual or trust to whom such Participant could have transferred Non-ISOs pursuant to this Paragraph 11. Non-ISOs which are transferred pursuant to this Paragraph 11 shall be exercisable by the transferee subject to the same terms and conditions as would have applied to such Non-ISOs in the hands of the Participant originally receiving the grant of such Non-ISOs.

     12.  TIME OF GRANTING AWARDS.

     The date of grant of an Award shall, for all purposes, be the date on which the Committee makes the determination of granting such Award, provided that Awards granted prior to approval of the Plan by the Company's stockholders (in accordance with Paragraph 13) shall be contingent on, and subject to, such approval. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

     13.  EFFECTIVE DATE.

     The Plan shall become effective immediately upon its approval by the Company's Board of Directors, subject to a favorable vote of stockholders owning at least a majority of the total votes cast at a duly called meeting of the Company's stockholders held in accordance with applicable laws.

     14.  MODIFICATION OF AWARDS.

     At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award.

     15.  AMENDMENT AND TERMINATION OF THE PLAN.

     The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

     16.  CONDITIONS UPON ISSUANCE OF SHARES.

     (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

     (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

     17.  RESERVATION OF SHARES.

     The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     18.  WITHHOLDING TAX.

     The Company's obligation to deliver Shares upon exercise of Options shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of the Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

     19.  NO EMPLOYMENT OR OTHER RIGHTS.

     In no event shall an Employee's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee or any other party to continue service with the Company, the Bank, or any Affiliate of such corporations. No Employee shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award. However, an Employee who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

     20.  GOVERNING LAW.

     The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, except to the extent that federal law shall be deemed to apply.

                    REVOCABLE PROXY

                 CENTRAL BANCORP, INC.

            ANNUAL MEETING OF STOCKHOLDERS
                     July 29, 1999

     The undersigned hereby appoints John P. Doherty and Gregory
W. Boulos, with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Central Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Auditorium of BankBoston, 100 Federal Street, Boston, Massachusetts on Thursday, July 29, 1999 at 11:00 a.m. and at any and all adjournments thereof, as follows:

                                                     VOTE
                                          FOR      WITHHELD
                                          ---      --------

1. The election as directors of all
   nominees listed below (except as
   noted to the contrary).                [  ]       [  ]

   Marat E. Santini
   John F. Gilgun, Jr.
   John G. Quinn

   INSTRUCTION:  TO WITHHOLD YOUR VOTE FOR ANY
   NOMINEE(S), WRITE THAT NOMINEE'S NAME ON THE LINE
   BELOW.

   _____________________________________

                                       FOR    AGAINST    ABSTAIN
                                       ---    -------    -------

2. Approval of the Central Bancorp,    [  ]    [   ]      [   ]
   Inc. 1999 Stock Option and
   Incentive Plan


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
LISTED PROPOSITIONS.

________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
________________________________________________________________

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


  Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notifica-tion to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

  The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of Notice of the Meeting, a Proxy
Statement dated June 25, 1999, and the Company's Annual Report to Stockholders.

Dated:  _______________, 1999


______________________________    ____________________________
PRINT NAME OF STOCKHOLDER         PRINT NAME OF STOCKHOLDER


______________________________    ____________________________
SIGNATURE OF STOCKHOLDER          SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the enclosed card.
When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


  To assist us in our preparation, please check here if you currently plan to attend the Annual Meeting.


________________________________________________________________
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE.
________________________________________________________________